1940 Act File No. 811-08375

                                        SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C. 20549

                                                     FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940          X
                                                                       ------



      Amendment No. _ 4_ ................................................  X
                    -----                                                ------



                               DEUTSCHE PORTFOLIOS
               (Exact Name of Registrant as Specified in Charter)

                          P.O. Box 501 Cardinal Avenue
                        Grand Cayman, Cayman Islands, BWI
                    (Address of Principal Executive Offices)

                                 (416) 216-4293
                         (Registrant's Telephone Number)



Victor R. Siclari, Esq.                   Copies to:   John T. Bostelman, Esq.
Federated Investors Tower                              Sullivan & Cromwell
1001 Liberty Avenue                                    125 Broad Street
Pittsburgh, PA 15222-3779                              New York, NY 10004
(Name and Address of Agent for Service)
                                                                and

                                                       Daniel O. Hirsch, Esq.
                                                       One South Street
                                                       (17th Floor)
                                                       Mail Stop 1-17-7
                                                       Baltimore, MD  21202-3220

                                   Explanatory

This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.



Deutsche Portfolios

Top 50 World Portfolio (US Dollar)

Top 50 Europe Portfolio (US Dollar)

Top 50 Asia Portfolio (US Dollar)

Top 50 US Portfolio (US Dollar)

Provesta Portfolio (US Dollar)

Japanese Equity Portfolio (US Dollar)

US Money Market Portfolio (US Dollar)


PART A

   Responses to Items 1 through 3, and 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4. Investment  Objectives,  Principal  Investment  Strategies,  and Related
     Risks

Beneficial interests in Deutsche Portfolios (the "Trust")(effective January 18, 2000, the Trust will change its name to Flag Investors Portfolios Trust), an open-end management investment company, are divided into separate series, each having distinct investment objectives and policies. Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolios may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

There can be no assurance that the investment objective(s) of any of the Portfolios will be achieved. The Registrant incorporates by reference information concerning the Portfolios' investment objectives, strategies, principal investments, and risk factors associated with investments in the Portfolios from the subsections entitled "What is the Fund's Objective and Principal Investment Strategy?" and "What are the Main Risks of Investing in the Fund?" of the section entitled "Investment Objective, Strategies, Performance and Risk"; and from the sections entitled "What are the Fund's Investment Strategies?", "What are the Principal Securities in Which the Fund Invests?", and "What are the Specific Risks of Investing in the Fund?" in the Top 50 World's, Top 50 Europe's, Top 50 Asia's, Top 50 US's, European Mid-Cap Fund's, Japanese Equity Fund's, and US Money Market Fund's (the "Feeder Funds") prospectuses (the "Feeder Funds' Prospectuses") contained in the registration statement on Form N-1A (File No. 333-07008), as amended, of Deutsche Funds, Inc. Additional information about the investment policies of each Portfolio appears in Part B.

Item 6. Management, Organization and Capital Structure

Deutsche Fund Management, Inc. (DFM) is the Manager of the Portfolios. DFM has retained the services of DWS International Portfolio Management GmbH (DWS) as the Adviser of each Portfolio, except the US Money Market Portfolio. DFM has retained the services of Deutsche Bank Investment Management Inc. (DBIM) as Adviser of the US Money Market Portfolio. DFM, DWS, and DBIM are indirect subsidiaries of Deutsche Bank AG. The Board of Trustees of the Trust provide broad supervision over the affairs of the Portfolios. A majority of the Trust's Trustees are not affiliated with the Manager or the Advisers. For further information about the Trustees of the Trust, see Item 13 in Part B.

Registrant incorporates by reference information concerning the management of the Portfolios from the section entitled "Who Manages the Fund?" in the Feeder Funds' Prospectuses.

The Trust is organized under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Trust. Each investor is entitled to a vote in proportion to the amount of its investment in each Portfolio. The Trust's Declaration of Trust provides that each investor in a Portfolio (e.g., other investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolios incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Portfolios' assets are generally determined based upon the market value of the portfolio securities. However, the Board of Trustees of the Trust may determine in good faith that another method of valuing investments is necessary to appraise their fair value.

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Item 7.  Shareholder Information

The net asset value (NAV) of each Portfolio, except the US Money Market Portfolio, is determined each day on which the New York Stock Exchange Inc.
(NYSE) is open for trading ("Portfolio Business Day"). The NAV of the Top 50 Europe Portfolio, Top 50 Asia Portfolio, Provesta Portfolio and Japanese Equity Portfolio is determined at 4:00 p.m. (U.S. Eastern time) or in the event that the NYSE closes early, at the time of such early closing (the "Valuation Time"). The NAV of the Top 50 US Portfolio is determined as of the close of regular trading on the NYSE, (generally 4:00 p.m., U.S. Eastern time), and the NAV of the Top 50 World Portfolio is determined as of the close of regular trading on the NYSE, (generally 4:00 p.m., U.S. Eastern time), but no earlier than the latest close of regular trading on any European securities exchanges on which such Portfolio's portfolio securities may trade. Since the Top 50 World Portfolio, Top 50 Europe Portfolio, Top 50 Asia Portfolio, Provesta Portfolio and Japanese Equity Portfolio own foreign securities that trade in foreign markets on days the NYSE is closed, the value of these Portfolios' assets may change on days that beneficial interests cannot be purchased, redeemed or exchanged.

The NAV of the US Money Market Portfolio is determined at 3:00 p.m. (U.S. Eastern time) each day the NYSE and the Federal Reserve Bank are open. The Portfolio's assets are valued by using the amortized cost method of valuation. This method involves valuing a security at its cost at the time of purchase and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. The market value of the securities held by the Portfolio fluctuates on the basis of the creditworthiness of the issuers of such securities and on the levels of interest rates generally. While the amortized cost method provides certainty in valuation, it may result in periods when the value so determined is higher or lower than the price the Portfolio would receive if the security were sold.

Each investor in the Portfolios, except the US Money Market Portfolio, may add to or reduce its investment in the Portfolio on each day the NYSE is open for regular trading. Each investor in the US Money Market Portfolio may add to or reduce its investment in the Portfolio on each day the NYSE is open for regular trading and the Federal Reserve Bank is open for business. At 4:00 p.m. (U.S. Eastern time) on each such business day, the value of each investor's beneficial interest in a Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m. (U.S. Eastern time) on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m. (U.S. Eastern time) on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 4:00 p.m., New York time on the following business day of the Portfolio.

The end of each Portfolio's fiscal year is August 31.

An investor in the Portfolios may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolios in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act if an emergency exists.

The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio.

There is no minimum initial or subsequent investment in a Portfolios. However, because each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

Under the anticipated method of operation of the Portfolios, the Portfolios will not be subject to any income tax. However, each investor in the Portfolios will be taxable on its share (as determined in accordance with the governing instruments of each Portfolio) of a Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in a Portfolio.

Investor inquiries may be directed to: toll-free 888-433-6385.

Item 8. Distribution Arrangements

An investment in the Portfolios may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by a Portfolio. The NAV of each Portfolio is determined each Portfolio Business Day.

The Trust reserves the right to create and issue a number of series, in which case investments in each series would participate equally in earnings and assets of the particular series. Currently the Trust has seven series.

Investments in the Portfolios have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio its investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.





Deutsche Portfolios

Top 50 World Portfolio (US Dollar)

Top 50 Europe Portfolio (US Dollar)

Top 50 Asia Portfolio (US Dollar)

Top 50 US Portfolio (US Dollar)

Provesta Portfolio (US Dollar)

Japanese Equity Portfolio (US Dollar)

US Money Market Portfolio (US Dollar)


PART B

Item 10.  Cover Page and Table of Contents

   This Part B should only be read in conjunction with Part A. Part A contains additional information about the investment objectives, portfolio strategies, principal investments, and risk factors associated with investments in Top 50 World Portfolio, Top 50 Europe Portfolio, Top 50 Asia Portfolio, Top 50 US Portfolio, Provesta Portfolio, Japanese Equity Portfolio and US Money Market Portfolio.

Registrant incorporates by reference information in the Statement of Additional Information and Prospectuses for Top 50 World, Top 50 Europe, Top 50 Asia, Top 50 US, European Mid-Cap Fund, Japanese Equity Fund and US Money Market Fund (collectively, the "Feeder Funds") contained in the registration statement on Form N-1A (File No. 333-07008), as amended, of Deutsche Funds, Inc. (the "Feeder Funds' SAI" and the "Feeder Funds' Prospectuses"). A copy of the Feeder Funds' registration statement will be provided to anyone requesting a copy of this Registration Statement. Registrant also incorporates by reference information in the Annual Report (File Nos. 333-7008 and 811-8227) of Deutsche Funds, Inc. (the "Feeder Funds' Annual Report").

Table of Contents

Trust History..................................................................2

Description of the Trust and its Investments and Risks.........................2

Management of the Trust........................................................2

Control Persons and Principal Holders of Securities............................3

Investment Advisory and Other Services.........................................3

Brokerage Allocation and Other Practices.......................................3

Capital Stock and Other Securities.............................................4

Purchase, Redemption and Pricing of Shares.....................................5

Taxation of the Trust..........................................................5

Underwriters...................................................................6

Calculation of Performance Data................................................6

Financial Statements...........................................................7

Item 11.  Trust History

Deutsche Portfolios (the "Trust")(effective January 18, 2000, the Trust will change its name to Flag Investors Portfolios Trust) was organized as a trust under the laws of the State of New York on June 20, 1997. The Portfolio Trust's Board of Trustees originally established ten portfolios, of which seven currently exist. The three Portfolios that liquidated and closed in December 1999 are Investa Portfolio (US Dollar), Global Bond Portfolio (US Dollar) and European Bond Portfolio (US Dollar).

Item 12.  Description of the Trust and its Investments and Risks

The Trust is a non-diversified, open-end management investment company.

Part A contains additional information about the investment objectives, portfolio strategies, principal investments, and risk factors associated with investments in Top 50 World Portfolio, Top 50 Europe Portfolio, Top 50 Asia Portfolio, Top 50 US Portfolio, Provesta Portfolio, Japanese Equity Portfolio and US Money Market Portfolio. This Part B should only be read in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which each Portfolio may invest, the investment policies and portfolio strategies that each Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

Registrant incorporates by reference information concerning the portfolio strategies, investment policies and limitations, and associated risks of the Portfolios from the sections entitled "Securities in Which the Portfolios Invest" and "Securities Descriptions, Techniques and Risks" in the Feeder Funds' SAI.

Item 13.  Management of the Trust

Registrant incorporates by reference information concerning the management of the Portfolios from the subsection entitled "Officers and Board of Directors of the Corporation and Trustees of the Portfolio Trust" of the section entitled "Who Manages and Provides Services to the Funds?" in the Feeder Funds' SAI.

Item 14. Control Persons and Principal Holders of Securities

As of December 31, 1999, the Trust's Board and Officers as a group owned less than 1% of the Portfolios' outstanding beneficial interests.

As of December 31, 1999, the following funds owned more than 5% of the outstanding beneficial interests in each of the Portfolios:


                                                                                        Percentage
        Owner of Beneficial Interest                 Portfolio                          Ownership

        DB Top 50 World Fund  and                    Top 50 World Portfolio                  81.8%
        Deutsche Top 50 World Fund                                                           18.2%

        DB Top 50 Europe Fund and                    Top 50 Europe Portfolio                 66.6%
        Deutsche Top 50 Europe Fund                                                          33.4%

        DB Top 50 Asia Fund and                      Top 50 Asia Portfolio                   55.0%
        Deutsche Top 50 Asia Fund                                                            45.0%

        DB Top 50 US Fund and                        Top 50 US Portfolio                     70.9%
        Deutsche Top 50 US Fund                                                              29.1%

        DB European Mid-Cap Fund and                 Provesta Portfolio                      23.9%
        Deutsche European Mid-Cap Fund                                                       76.1%

        DB Japanese Equity Fund and                  Japanese Equity Portfolio               50.9%
        Deutsche Japanese Equity Fund                                                        49.1%

        DB US Money Market Fund                      US Money Market Portfolio               91.9%
        Deutsche US Money Market Fund                                                         8.1%


So long as each majority owner controls its corresponding Portfolio, the majority owner may take actions without the approval of any other holder of beneficial interest in the Portfolio.

Each investor has informed its corresponding Portfolio that whenever it is requested to vote on matters pertaining to the Portfolio (other than a vote by the Portfolio to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), it will hold a meeting of its investors and will cast its vote as instructed by those investors.

Item 15. Investment Advisory and Other Services

Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolios from the subsections entitled "Manager," "Investment Adviser," "Operations Agent," "Administrative Agent," "Fund Accountant," "Custodian," "Independent Accountants" and "Fees Paid by the Portfolio Trust for Services for the Fiscal Year/Periods ended August 31" of the section entitled "Who Manages and Provides Services to the Funds?" in the Feeder Funds' SAI, and the sections entitled "What are the Fund's Fees and Expenses?" and "Who Manages the Funds? -- Management and Advisory Fees" in the Feeder Funds' Prospectuses.

ICC Distributors, Inc., having a principal business address at Two Portland Square, Portland, ME, acts as Executive Placement Agent of the Portfolios.

Item 16. Brokerage Allocation and Other Practices

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolios from the subsections entitled "Brokerage Transactions" and "Fees Paid by the Funds for Services for the Fiscal Year/Periods Ended August 31" of the section entitled "Who Manages and Provides Services to the Funds?" in the Feeder Funds' SAI.

Item 17. Capital Stock and Other Securities

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series, such as the Portfolios. No series of the Trust has any preference over any other series. Investors in the Portfolios are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy of the particular series. Upon liquidation or dissolution of the Portfolios, investors are entitled to share pro rata in the net assets of the Portfolios available for distribution to investors. Investments in the Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolios may not be transferred. The Feeder Funds do not issue certificates representing an investor's beneficial interest in the Portfolio.

Each investor in the Portfolios is entitled to a vote in proportion to the amount of its investment. The Portfolios and other series of the Trust will all vote together in certain circumstances (e.g., election of the Trust's Trustees and Auditors, as required by the 1940 Act and the rules thereunder). One or more series of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust, or in a series as the case may be, may control the outcome of votes and in such event the other investors in the Portfolios, or in the series, would not be able to elect any Trustee. The Trust is not required and has no current intention to hold annual meetings of investors but the Portfolios will hold special meetings of investors when in the judgment of the Trust's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Trust's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Trust, with respect to each Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of the Portfolios' investors (with the vote of each being in proportion to its percentage of the beneficial interests in a Portfolio), except that if the Trustees of the Trust recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of each Portfolio) will be sufficient. A Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees of the Trust by written notice to its investors.

In addition to selling beneficial interests to its corresponding Feeder Fund, a Portfolio may sell beneficial interests to other mutual funds or institutional investors (e.g., other investment companies, insurance company separate accounts and common and commingled trust funds). Such investors will invest in a Portfolio on the same terms and conditions and will pay a proportionate share of the Portfolio's expenses. However, the other investors investing in the Portfolio may sell shares of their own fund using a different pricing structure than the corresponding Feeder Fund. Such different pricing structures may result in differences in returns experienced by investors in other funds that invest in the Portfolio. Such differences in returns are not uncommon and are present in other mutual fund structures.

The Trust is organized as a trust under the laws of the State of New York. The Declaration of Trust of the Portfolios provides that investors in the Portfolios or any other series of the Trust will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Trust in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest. The Declaration of Trust also provides that the Trust shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Trust, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities.

The Declaration of Trust further provides that obligations of the Portfolios or any other series of the Trust are not binding upon the Trustees individually but only upon the property of the Portfolios or other series of the Trust, as the case may be, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations with respect to any series thereof. Accordingly, the Trustees of the Trust believe that neither the Portfolios nor their investors will be adversely affected by reason of the investment of all of the assets of a Feeder Fund in its corresponding Portfolio.

Item 18. Purchase, Redemption and Pricing of Shares.

Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act.

Each Portfolio determines its net asset value once daily on Monday through Friday as described under "Shareholder Information" in Part A. Registrant incorporates by reference information concerning the method followed by each Portfolio in determining its net asset value, the timing of such determinations and the purchase of shares from the section entitled "What Do Shares Cost?" in the Feeder Funds' SAI.

An investor's right to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed: (i) during periods when the New York Stock Exchange or foreign stock exchange is closed for other than weekends and holidays or when regular trading on such exchange is restricted as determined by the Securities and Exchange Commission (SEC) by rule or regulation, (ii) during periods in which an emergency exists which causes disposal of, or evaluation of the net asset value of, portfolio securities to be unreasonable or impracticable, or (iii) for such other periods as the SEC may permit.

Item 19. Taxation of the Trust

The Trust is organized as a New York trust. Under the anticipated method of operation of the Trust, the Portfolios will not be subject to any income tax. However, each investor in the Portfolios will be taxable on its share (as determined in accordance with the governing instruments of the Trust) of a Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

The Trust's taxable year-end is August 31. Although, as describe above, each Portfolio will not be subject to federal income tax, the Trust will file appropriate income tax returns with respect to each Portfolio.

It is intended that the assets, income and distributions of the Portfolios will be managed in such a way that an investor in each Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in that Portfolio.

Gains or losses attributable to disposition of foreign currency or to foreign currency contracts, or to fluctuations in exchange rates between the time a Portfolio accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time a Portfolio actually collects such income or pays such liabilities, are generally treated as ordinary income or ordinary loss. Similarly, gains or losses on the disposition of debt securities held by a Portfolio, if any, denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates are also treated as ordinary income or loss. These gains and losses increase or decrease the amount of a Portfolio's net investment income available for distribution rather than its net capital gains.

Forward currency contracts, options and futures contracts entered into by a Portfolio may create "straddles" for U.S. federal income tax purposes and this may affect the character and timing of gains or losses realized by a Portfolio on forward currency contracts, options and futures contracts or on the underlying securities.

Foreign Investments. If the Portfolios purchase foreign securities, the investment income of their corresponding Feeder Fund may be subject to foreign withholding or other taxes that could reduce the return on these securities. Tax treaties between the United States and foreign countries, however, may reduce or eliminate the amount of foreign taxes to which the Feeder Funds would be subject. The effective rate of foreign tax cannot be predicted since the amount of a Portfolio's assets to be invested within various countries is uncertain. However, each Portfolio intends to operate so as to qualify for treaty-reduced tax rates when applicable.

Distributions from a Feeder Fund may be based on estimates of book income for the year. Book income generally consists solely of the coupon income generated by the portfolio, whereas tax basis income includes gains or losses attributable to currency fluctuation. Due to differences in the book and tax treatment of fixed income securities denominated in foreign currencies, it is difficult to project currency effects on an interim basis. Therefore, to the extent that currency fluctuations cannot be anticipated, a portion of distributions to shareholders could later be designated as a return of capital, rather than income, for income tax purposes, which may be of particular concern to simple trusts.

Foreign Taxes. A Portfolio's gains and losses from the sale of securities will generally be treated as derived from U.S. sources, however, and certain foreign currency gains and losses likewise will be treated as derived from U.S. sources. The limitation on the foreign tax credit is applied separately to foreign source "passive income," such as the portion of dividends received from a Portfolio that qualifies as foreign source income. In addition, the foreign tax credit is allowed to offset only 90% of the alternative minimum tax imposed on corporations and individuals.

Foreign Investors. Allocations of U.S. source dividend income to an investor who, as to the United States, is a foreign trust or estate, foreign corporation or foreign partnership (a "foreign investor") will be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate) unless the dividends are effectively connected with a U.S. trade or business of the investor, in which case the dividends will be subject to tax on a net income basis at the graduated rates applicable to U.S. individuals or domestic corporations. Allocations of Portfolio interest or short term or net long term capital gains to foreign investors will not be subject to U.S. tax unless the allocations are effectively connected with the investor's trade or business in the United States or, in the case of an investor who is a non-resident alien individual, the investor was present in the United States for more than 182 days during the taxable year and certain other conditions are met.

The foregoing discussion is based on U.S. federal tax laws in effect on the date hereof. These laws are subject to change by legislative or administrative action, possibly with retroactive effect.

Item 20. Underwriters

The Exclusive Placement Agent for the Trust is ICC Distributors, Inc., who replaced Edgewood Services, Inc. on December 20, 1999. The Executive Placement Agent receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in each Portfolio.

Item 21. Calculation of Performance Data

Not applicable.

Item 22. Financial Statements

Registrant incorporates by reference the financial statements of the Portfolios from the sections entitled "Statement of Assets and Liabilities -- Deutsche Portfolios," "Notes to Financial Statement -- Deutsche Portfolios," and "Report of Independent Accountants" in the Feeder Funds' Annual Report.





PART C.  OTHER INFORMATION

Responses to Items 23(e) and 23(i) through (k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 23.          Exhibits:


 (a)      (i)      Amended and Restated Declaration of Trust; (1)
          (ii)     Trustees' Resolution to Amend Declaration of Trust; +
 (b)      By-Laws of the Registrant; (1)
 (c)      Not applicable;
 (d)      (i)      Conformed copy of Investment Management Agreement between
                    Registrant and Deutsche Fund
                   Management, Inc. ("DFM"); (3)
          (ii)     Conformed copy of Investment Advisory Agreement between DFM,
                   DWS International Portfolio Management GmbH and Deutsche
                   Morgan Grenfell Investment Management Inc.; (3)
 (e)      Not applicable;
 (f)      Not applicable;
 (g)      (i)      Conformed copy of Custodian Agreement between the Registrant and Investors Bank & Trust Company; (3)
          (ii)     Conformed copy of Delegation Agreement between Deutsche
                   Portfolios and Investors Bank and Trust Company including
                   Appendix A-D; (4)
 (h)               (i) Conformed copy of Fund Accounting
                   Agreement between the Registrant and IBT
                   Fund Services (Canada) Inc.; (3)
          (ii)     Conformed copy of Administration Agreement
                   between the Registrant and IBT Trust Company
                   (Cayman), Ltd.; (3)
          (iii)    Conformed copy of Operations Agency Agreement between the
                   Registrant and Federated Services Company; (2)
          (iv) Conformed copy of Amendment to Operations Agency
          Agreement; + (v) Conformed copy of Exclusive
          Placement Agency Agreement between the Registrant and
                   Edgewood Services, Inc.; (2)
 (i)      Not applicable;
 (j)      Not applicable;
 (k)      Not applicable;
 (l) Investment representation letters of initial investors;
 (1) (m) Not applicable; (n) Financial data schedules; (not included per footnote 60 of Release No 33-7684) (o) Not applicable; (p) Conformed copy of Power of Attorney; +

-------------------------------
+ All exhibits have been filed electronically

1. Incorporated by reference to Registrant's Registration Statement as filed with the Commission on September 23, 1997.

2. Incorporated by reference to Amendment No. 1 to Registrant's Registration Statement as filed with the Commission on April 30, 1998.

3. Incorporated by reference to Amendment No. 2 to Registrant's Registration Statement as filed with the Commission on September 1, 1998.

4. Incorporated by reference to Amendment No. 3 to Registrant's Registration Statement as filed with the Commission on November 3, 1998.

Item 24.          Persons Controlled By or Under Common Control with the Trust:

                  None

Item 25.          Indemnification: (1)



Item 26.          Business and Other Connections of Investment Adviser:

Deutsche Fund Management, Inc. ("DFM"), DWS International Portfolio Management GmbH ("DWS-IPM") and Deutsche Bank Investment Management Inc.("DBIMI") (formerly Deutsche Morgan Grenfell Investment Management Inc. ("DMGIM"))are each indirect subsidiaries of Deutsche Bank AG.

Deutsche Fonds Holding GmbH ("DFH"), a holding company organized under German law, 93% owned by Deutsche Bank AG; sole shareholder of DFM (since 1/97); sole shareholder of DWS-IPM (since 5/97).

Deutsche Bank AG, a publicly-held global financial institution, trading on the Frankfurt Stock Exchange); sole shareholder of DFH (since 9/94).

Deutsche Bank North America Holding Corp. ("DBNAH"), a holding company organized under US law, 100% owned by Deutsche Bank AG; sole shareholder of Deutsche Bank U.S. Financial Markets Holding Corporation. Deutsche Bank U.S. Financial Markets Holding Corporation, a holding company organized under US law, 100% owned by DBNAH; sole shareholder of DMGIM.

Brian A. Lee, President and Managing Director of DFM (since 1/97); President and Chief Operating Officer of Bankers Trust Company of New York (formerly Deutsche Bank Trust Company ("DBTC"))(prior to 1997).

Christian Strenger, Chairman of the Board of Directors of DFM (since 1/97); Managing Director/Spokesman of DFH (since 9/94); Managing Director/Spokesman of DWS-IPM (since 5/97); Managing Director/Spokesman of DWS Deutsche
Gesellschaftfuer Wertpapiersparen mbH ("DWS-DGW)(since 8/91).

Udo Behrenwaldt, Director of DFM (since (5/97); Managing Director of DFH (since 9/94); Manager Director of DWS-IPM (since 5/97); Executive Director of DB Investment Management, S.A. (since 7/87); Managing Director of DWS-DGW (since 11/75).

Holger Naumann, Director of DFM (since 1/97); Head of Participations at DWS-DGW(since 12/95); Group Strategy Department at Deutsche Bank AG (prior to 12/95).

Bernd-Albrecht von Maltzan, Director of DFM (since 5/97); Divisional Board Member of Deutsche Bank AG (since 7/96); Managing Director of Deutsche Morgan Grenfell in Frankfurt and London (prior to 7/96).


-------------------------------
1. Incorporated by reference to Registrant's Registration Statement as filed with the Commission on September 23, 1997.

Michael C. Lowengrub, Treasurer of DBIMI (formerly DMGIM)(since 9/97); Treasurer of Bankers Trust Company of New York (formerly DBTC) (since 4/95); Business Area Comptroller of Deutsche Bank AG, Private Banking, Americas (since 11/94).

Thomas A. Curtis, Secretary of DFM (since 1/97); Secretary of CB Management Corp. (since 2/96); Director and Counsel of Deutsche Bank AG-New York Branch(since 7/95).

Axel-Guenther Benkner, Managing Director of DWS-IPM (since 5/97); Managing Director of DFH (since 9/94); Managing Director of Deutsche
Vermoegensbildungsgesellschaft mbH (since 12/90); Managing Director of DWS-DGW (since 2/91).

Heinz-Wilheim Fesser, Senior Portfolio Manager of DWS-IPM (since 5/97); Fixed Income-Global at DWS-DGW (since 12/87).

Klaus Kaldmorgen, Senior Portfolio Manager of DWS-IPM (since 5/97); Equities-Global at DWS-DGW (since 12/82).

Klaus Martini, Senior Portfolio Manager of DWS-IPM (since 6/97); Head of Equities - Europe at DWS-DGW (since 7/84).

Elisabeth Weisenhorn, Senior Portfolio Manager of DWS-IPM (since 6/97); Head of Equities - Germany at DWS-DGW (since 11/85).

Reinhold Volk, Chief Financial Officer of DWS-IPM (since 6/97); Head of Controlling at DWS-DGW (since 10/86).

Mathias Geuckler, Chief Compliance Officer of DWS-IPM (since 6/97), Chief Compliance Officer of DWS-DGW (since 11/92).

Gerhard Seifried, Chief Operations Officer of DWS-IPM (since 6/97); Head of Fund Administration at DWS-DGW (since 10/85).

Item 27.          Principal Underwriters:

     (a) ICC Distributors, Inc. the Distributor for shares of the Registrant, acts as principal underwriter for Flag Investors Communications Fund, Inc. (formerly known as Flag Investors Telephone Income Fund, Inc.), Flag Investors International Fund, Inc., Flag Investors Emerging Growth Fund, Inc., Flag Investors Shares Class of Total Return U.S. Treasury Fund, Inc., Flag Investors Shares Class of Managed Municipal Fund, Inc., Flag Investors Short-Intermediate Income Fund, Inc. (formerly known as Flag Investors Intermediate-Term Income Fund, Inc.), Flag Investors Value Builder Fund, Inc., Flag Investors Real Estate Securities Fund, Inc., Flag Investors Equity Partners Fund, Inc., BT Investment Funds, BT Advisor Funds, BT Pyramid Mutual Funds, BT Institutional Funds, BT Investment Portfolios, Cash Management Portfolio, Intermediate Tax Free Portfolio, Tax Free Money Portfolio, NY Tax Free Money Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Capital Appreciation Portfolio, Asset Management Portfolio, Morgan Grenfell Funds, The Glenmede Funds, Inc. and The Glenmede Portfolios, all registered open-end management investment companies.

(b)




              (1)                                         (2)                                   (3)
Name and Principal                         Positions and Offices                      Positions and Offices
 Business Address                             With Distributor                            With Registrant

John Y. Keffer                             President,                                            --
Two Portland Square                        ICC Distributors, Inc.
Portland, ME 14101

David I. Goldstein                         Secretary,                                            --
Two Portland Square                        ICC Distributors, Inc.
Portland, ME 14101

Benjamin L. Niles                          Vice President,                                       --
Two Portland Square                        ICC Distributors, Inc.
Portland, ME 14101

Nanette K. Chern                           Chief Compliance Officer,                             --
Two Portland Square                        ICC Distributors, Inc.
Portland, ME 14101

Ronald H. Hirsh                            Treasurer,                                            --
Two Portland Square                        ICC Distributors, Inc.
Portland, ME 14101

Marc D. Keffer                             Assistant Secretary,                                  --
Two Portland Square                        ICC Distributors, Inc.
Portland, ME 14101

Frederick Skillin                          Assistant Treasurer,                                  --
Two Portland Square                        ICC Distributors, Inc.
Portland, ME 14101

                  (c)  Not applicable


Item 28.          Location of Accounts and Records:


All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the Rules thereunder are maintained at the offices of:



Deutsche Portfolios
P.O. Box 501
Cardinal Avenue
Grand Cayman, Cayman Islands, BWI

Deutsche Fund Management, Inc.
31 West 52nd Street
New York, NY   10019
(Investment Manager)

DWS International Portfolio Management GmbH
Gruenburgweg 113-115, 60323
Frankfurt am Main, Germany

(Investment Adviser for each Portfolio, except US Money Market Portfolio (US Dollar)and Top 50 US Portfolio (US Dollar))


Deutsche Morgan Grenfell Investment Management Inc.
31 West 52nd Street
New York, NY  10019
(Investment Adviser for US Money Market Portfolio (US Dollar) and and Top 50 US Portfolio (US Dollar))

Federated Services Company
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA  15222-3779
(Operations Agent)

IBT Fund Services (Canada) Inc.
One First Place
King Street West, Suite 2800
P.O. Box 231
Toronto, Ontario  M5X1C8
(Fund Accounting Agent)

IBT Trust Company (Cayman) Ltd.
P.O. Box 501
Cardinal Avenue
Grand Cayman, Cayman Islands, BWI
(Administrative Agent)



Item 29. Management Services:


Not applicable.




Item 30. Undertakings:


Not applicable.

                                   SIGNATURES




         Pursuant to the requirements of the Investment Company Act of 1940, Deutsche Portfolios has duly caused this registration statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania, on the 6th day of January 2000.




                               DEUTSCHE PORTFOLIOS



By:      /s/ Victor R. Siclari, Esq.
         Victor R. Siclari, Esq.
         Senior Corporate Counsel
         Federated Administrative Services